First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




November 14, 2006


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 1283

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
138357 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Jason T. Henry
Senior Vice President